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                                                                     Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-96582, No. 33-96580, No. 333-34509 and No. 333-91591 of Canterbury Park
Holding Corporation on Form S-8 and Registration Statement No. 33-81262C on form S-3 of Canterbury Park Holding Corporation of our report dated March 9, 2001 appearing in this Annual Report on Form 10-KSB of Canterbury Park Holding Corporation for the year ended December 31, 2000.

Deloitte & Touche LLP

Minneapolis, Minnesota
March 29, 2001